REYNOLDS, SMITH AND HILLS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 24, 1997


To the Shareholders of
Reynolds, Smith and Hills, Inc.

         The Annual Meeting of shareholders of Reynolds, Smith and Hills, Inc. will be held at the offices of the Company at 4651 Salisbury Road, Suite 400, Jacksonville, Florida, 32256 on Thursday, July 24, 1997 at 9:00 a.m., local time, for the following purposes:

         1. To elect six Directors to serve until next year's Annual Meeting of Shareholders;

         2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1998 fiscal year;

         3. To consider approval of the Company's Amended and Restated 1991 Incentive Stock Option Plan and the reservation of 50,000 additional shares of the Company's Common Stock for issuance of options under such plan;

         4. To consider approval of the Company's Amended and Restated 1991 Nonqualified Stock Option Plan and the reduction of 50,000 shares of the Company's Common Stock reserved for issuance of options under such plan;

         5. To consider approval of the Company's Amended and Restated 1991 Employee Stock Bonus Plan; and

         6. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on June 20, 1997 will be entitled to vote at the meeting.

By Order of the Board of Directors




David K. Robertson
Secretary

Jacksonville, Florida
June 20, 1997

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the envelope provided.

                         REYNOLDS, SMITH AND HILLS, INC.
                               4651 Salisbury Road
                           Jacksonville, Florida 32256

                                 PROXY STATEMENT

         This proxy statement and the accompanying form of proxy are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Reynolds, Smith and Hills, Inc. for use at its Annual Meeting of Shareholders to be held on Thursday, July 24, 1997. It is proposed that this proxy statement and accompanying form of proxy will be sent to the Company's shareholders on or about June 20, 1997.

         The shares represented by your proxy will be voted in accordance with your directions if the proxy is properly signed and returned to us before the meeting. Your proxy may be revoked by written request that is received by the Secretary of the Company before the meeting. If you are attending the Annual Meeting, you may revoke your proxy at the meeting by voting in person.

         The cost of soliciting proxies will be paid by the Company and is expected to be nominal. Officers and other employees of the Company may solicit proxies personally or by telephone in certain instances in an effort to have a larger representation at the meeting.

         Shareholders of record at the close of business on June 20, 1997, will be entitled to vote. On that date there were 454,864 outstanding shares of Common Stock. Each share is entitled to one vote. Shares of Common Stock allocated to the account of a participant in the Company's 401(k) Plan will be voted by the trustee in accordance with the participant's voting instructions. Allocated shares of Common Stock for which no voting instructions are received will be voted by the trustee in accordance with the 401(k) Plan in its discretion.

         Proxies solicited hereby will be voted FOR each of the following proposals unless a vote against a proposal or abstention is specifically indicated.


                            I. ELECTION OF DIRECTORS

         Directors are elected to serve until the Annual Meeting of Shareholders in 1998. The Board of Directors has no reason to expect that any of the following nominees will be unable to stand for election, but in the event a vacancy among the original nominees occurs prior to the Annual Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

         The By-Laws of the Company provide that the Board of Directors shall be comprised of at least one and not more than 15 persons, as determined by the Board of Directors. The Board has fixed the current number of directors at six.

         The six nominees who receive the greatest number of votes cast for the election of directors at the meeting shall become directors at the conclusion of the tabulation of votes.

         Certain information concerning each nominee for director of the Company, including their principal occupations for the past five or more years, is set forth below:

         Leerie T. Jenkins, Jr. Principal positions are Chairman of the Board and Chief Executive Officer of the Company, which he has held since June 1990. Mr. Jenkins has been employed with the Company and predecessor companies for over 25 years. He holds a Masters and Bachelors degree in landscape architecture from the University of Michigan and University of Georgia, respectively. Age 48.

         David K. Robertson. Principal positions are Executive Vice President, which he has held since January 1995, Secretary, Treasurer, Chief Financial Officer and Director of the Company, which he has held since June 1990. Prior to January 1995 Mr. Robertson was Senior Vice President. Mr. Robertson has been employed with the Company and predecessor companies for over 15 years. He graduated from Florida State University with a degree in Business. Age 45.

         Darold F. Cole. Principal positions are Senior Vice President and Director of the Company, which he has held since June 1990. Mr. Cole has been employed with the Company and predecessor companies for over 28 years. He graduated from Kansas State University with a degree in electrical engineering. Age 55.

         J. Ronald Ratliff. Principal positions are Senior Vice President and Director of the Company, which he has held since June 1990. Mr. Ratliff has been employed with the Company and predecessor companies for over 19 years. He holds a Masters and Bachelors degree from the University of South Florida. Age 48.

         David E. Thomas, Jr. Director of the Company since February 1992. His principal occupation is Managing Director and Head of Mergers and Acquisitions of Raymond James and Associates, Inc. Mr. Thomas joined Raymond James in 1987. He graduated from Emory University with an M.B.A. and J.D. degree. He also holds a Bachelors degree in Business Administration from the University of Richmond. Age 40.

         Alexander P. Zechella. Director of the Company since February 1992. He retired in 1985 after having served from 1984 as President, Chief Executive Officer, Chief Operating Officer, and Director of The Charter Company. Prior to joining The Charter Company in 1980, Mr. Zechella served in many capacities with Westinghouse Corporation and retired as Northeast Region Vice President in 1980. Mr. Zechella currently serves on the Board of Directors of Enviroq Corporation, a professional firm located in Jacksonville, Florida. He holds a Masters and Bachelors degree in civil engineering from Rensselaer Polytechnic Institute. Age 76.

                    The Board of Directors recommends a vote FOR the nominees set forth above.

Security Ownership of Certain Beneficial Owners

         The following table sets forth, as of June 20, 1997, certain information with respect to beneficial ownership of the Company's Common Stock by (i) each director, (ii) each named executive officer and (iii) any person beneficially owning more than 5%.

                                      Number of Shares     Percentage of
     Name                             Beneficially Owned*  Outstanding Shares
     ----                             -------------------  ------------------

Leerie T. Jenkins, Jr             (1)      65,117                   14.3%
David K. Robertson                (1)      27,076                    5.9%
Charles W. Gregg                  (1)       9,770                    2.1%
Darold F. Cole                    (2)      26,942                    5.9%
J. Ronald Ratliff                 (1)      32,105                    7.0%
Joseph J. Hartnett                (2)      28,051                    6.2%
Henry C. Luke, Jr                 (3)      27,672                    6.1%
David E. Thomas, Jr               (4)        --                       --
Alexander P. Zechella             (5)        --                       --
Executive officers,
directors and beneficial
owners as a Group
(9 persons)                               216,733                   46.8%

* Includes shares which may be purchased upon exercise of options which are exercisable as of June 20, 1997 or become exercisable within 60 days thereafter, for the following individuals; Mr. Jenkins - 1,649; Mr. Robertson - 1,500; Mr. Gregg -2,000; Mr. Cole - 1,500; Mr. Ratliff - 1,500; All executive officers, directors and beneficial owners as a group - 8,149.

* Participants in the Company's 401(k) plan may elect to have their contribution as well as the Company's matching contribution invested in the Company's common stock. The participant has both voting and dispositive control of such shares which are held for the benefit of such participant by INVESCO Retirement Plan Services, Inc., as trustee. The number of shares shown includes shares held in the 401(k) plan as follows: Mr. Jenkins - 11,779; Mr. Robertson - 5,831; Mr. Gregg - 1,055; Mr. Cole - 8,129; Mr. Luke - 3,002; Mr. Ratliff - 7,926; Mr.
Hartnett - 3,982; All executive officers, directors and beneficial owners as a group - 41,704.

(1)      4651 Salisbury Road, Suite 400, Jacksonville, FL  32256
(2)      2235 N. Courtenay Pkwy, Suite C, Merritt Island, FL  32953
(3)      345 Greencastle Drive, Jacksonville, FL  32225
(4)      880 Carillon Parkway, St. Petersburg, FL  33716
(5)      13000 Sawgrass Village, Ponte Vedra Beach, FL  32082

Meetings of the Board of Directors and Committees

         The Board of Directors had five meetings during fiscal year 1997. All of the Directors attended at least 75% of the meetings of the Board of Directors and the Committees of the Board of which they were members.

         The Board of Directors has delegated certain functions to the following standing committees of the Board:

         The Compensation Committee is responsible for setting and administering executive officers' salaries and the annual bonus and long term incentive plans that govern the compensation paid to all senior managers of the Company. The Compensation Committee is composed of Messrs. Thomas and Zechella and held three meetings during fiscal year 1997.

         The Audit Committee's functions are to recommend for appointment by the Board of Directors a firm of independent certified public accountants to act as auditors for the Company and to meet with the auditors to review the scope, preparation and results of the company's audits, the Company's internal accounting and financial controls and to consider such other matters relating to the financial reporting process and safeguarding of the Company's assets as it may consider appropriate. The Audit Committee is composed of Messrs. Zechella and Cole and held two meetings during fiscal year 1997.

         The Benefits Committee's functions are to review and make findings, reports and recommendations to the Board of Directors regarding matters relative to benefits plans, packages and/or programs for the Company's officers and employees. The Benefits Committee held one meeting during fiscal year 1997 and is composed of Messrs. Ratliff, Robertson and Cole.

         The Nominating Committee's functions are to review and make recommendations to the Board of Directors regarding the composition of the Board of Directors of the Company. The Nominating Committee normally expects to be able to identify from its own resources the names of qualified nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees. Any such recommendations should be submitted in writing to the Company, Attention: Corporate Secretary, no later than February 20, 1998. The Nominating Committee held one meeting during fiscal year 1997 and is composed of Messrs. Jenkins and Zechella.

Directors Compensation

         Outside directors receive a $5,000 annual fee for their service on the Board and reimbursement of expenses. Officers of the Company do not receive any additional compensation for serving as members of the Board or any of its committees.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) filing requirements applicable to its Executive Officers, Directors and persons who beneficially own more than 10% of the Company's registered equity securities were complied with, except for the following. Charles W. Gregg, Executive Vice President and Chief Operating Officer of the Company, filed one delinquent Form 4 regarding five transactions. J. Ronald Ratliff, Senior Vice President and Director of the Company, filed one delinquent Form 4 regarding three transactions.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table sets forth, for the Company's last three fiscal years the compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers") who earned more than $100,000 in the current fiscal year in all capacities in which they serve.



                           SUMMARY COMPENSATION TABLE
                                                                               LONG TERM
                                                                             COMPENSATION
                                                                             ------------
                                                         ANNUAL
                                                       COMPENSATION        AWARDS    PAYOUTS
                                                       ------------        ------    -------
           NAME                                                          SECURITIES
            AND                                                          UNDERLYING   LTIP     ALL OTHER
        PRINCIPAL                                  SALARY       BONUS     OPTIONS/    PAY-      COMPEN-
        POSITION                           YEAR       ($)       ($)       SARS (#)   OUTS ($)   SATION (1) ($)
        ---------                          ----    -------     ------    ---------   --------  -----------

Leerie T. Jenkins, Jr. Chairman            1997    164,000     15,000       --         --        2,761
 of the Board and CEO                      1996    145,000      5,000        550       --        2,468
                                           1995    138,000     10,000        550       --        2,264

David K. Robertson, Executive              1997    121,000     12,000       --         --        3,217
 Vice President, Secretary,                1996    108,000     14,000        500       --        3,730
 Treasurer, CFO and Director               1995     98,000      8,000        500       --        3,486

Charles W. Gregg, Executive                1997    120,000     12,000       --         --        1,800
 Vice President and COO                    1996    108,000      8,000      2,000       --        1,630
                                           1995     98,000      5,000        500       --        1,464

Darold F. Cole, Senior Vice                1997     98,000     12,000       --         --        3,217
 President and Director                    1996     97,000     13,000        500       --        2,969
                                           1995     94,000      9,000        500       --        2,469

J. Ronald Ratliff, Senior Vice             1997    111,000     12,000       --         --        2,708
 President and Director                    1996    106,000      9,000        500       --        3,429
                                           1995    103,000      8,000        500       --        3,144

(1) For 1997 includes a) the Company's matching contribution to the 401(k) Plan which is applicable to all Plan participants (Mr. Jenkins $1,625; Mr. Robertson $1,800; Mr. Gregg $1,800; Mr. Cole $1,388; Mr. Ratliff $1,650) and b) premiums paid for supplemental term life insurance policies in which the beneficiary is named by the individual (Mr. Jenkins $1,136; Mr. Robertson $1,417; Mr. Gregg $0; Mr. Cole $1,829; Mr. Ratliff $1,058).

Stock Options

         There were no grants of stock options to the named executive oficer during the last fiscal year.


Option Exercises and Fiscal Year-End Values

         There were no options exercised by the named executive officers during the last fiscal year. The following table sets forth information with respect to the unexercised options held by the named executive officers as of the end of the fiscal year.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                     NUMBER OF
                                                     SECURITIES      VALUE OF
                                                     UNDERLYING     UNEXERCISED
                                                     UNEXERCISED   IN-THE-MONEY
                                                     OPTIONS/SARS  OPTIONS/SARS
                                                      AT FISCAL     AT FISCAL
                           SHARES          VALUE     YEAR END (#)  YEAR END ($)
                         ACQUIRED ON     REALIZED    EXERCISABLE\  EXERCISABLE\
        NAME             EXERCISE (#)       ($)      UNEXERCISABlE UNEXERCISABLE
----------------------   -----------     --------    ------------  ------------
Leerie T. Jenkins, Jr.        -              -           1,649/551      -/-
David K. Robertson            -              -           1,500/500    400/325
Charles W. Gregg              -              -         2,000/1,500    650/825
Darold F. Cole                -              -           1,500/500    400/325
J. Ronald Ratliff             -              -           1,500/500    400/325

Performance Graph

         The graph below is a comparison of the Company's cumulative stockholder returns on an indexed basis with the S&P 500 stock index and an industry peer group over the period from April 1, 1992 to March 31, 1997.

                          COMPARISON FROM APRIL 1, 1992
                  TO MARCH 31, 1997 OF CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, S&P 500 INDEX AND PEER GROUP



--------------------------------------------------------------------------------
               3/92    3/93    3/94    3/95    3/96    3/97
--------------------------------------------------------------------------------
RS&H           $100    $225    $201    $207    $216    $225
--------------------------------------------------------------------------------
S&P 500        $100    $112    $110    $124    $160    $188
--------------------------------------------------------------------------------
FY '97 PEER    $100    $ 92    $ 85    $ 63    $ 82    $ 77
--------------------------------------------------------------------------------
FY '96 PEER    $100    $101    $ 96    $ 81    $ 93     N/A
--------------------------------------------------------------------------------


* Assumes a reinvestment of dividends and a $100 initial investment on April 1, 1992 in the Company, S&P 500 Index, and the Peer Group.

* For the year ended March 31, 1997 the members of the peer group are Michael Baker Corp., Dames & Moore, Inc., Jacobs Engineering Group,
         Inc. and STV Group, Inc. ("FY '97 Peer"). The "FY '96 Peer" group includes Michael Baker, Corp. and Greiner Engineering, Inc. as of March 31, 1996 and includes Michael Baker, Corp., Greiner Engineering, Inc. and CRSS, Inc. as of March 31, 1995, 1994, 1993 and 1992. The Company adopted a new peer group in fiscal 1997 as a result of mergers and acquisitions among members of the prior peer group.

* The Company's stock is not presently traded on any public stock exchange or other public market. In constructing the performance graph, the Company used the appraised value of the stock determined for purposes of setting the price at which the Company's stock will be sold to and traded within the Company's 401(k) plan. In June of each year, the appraised value of the stock for each year is determined by an independent valuation firm based on the previous year's financial statements. All purchases and trades within the Company's 401(k) plan after receipt of a new appraisal are made at a price equal to the appraised value of the stock set forth in the new appraisal. ACCORDINGLY, THE VALUE SHOWN ON THE PERFORMANCE GRAPH FOR MARCH 1997 WAS DETERMINED IN JUNE OF 1996 BASED UPON THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDED MARCH 31, 1996. The appraisal value does not necessarily represent the price at which a shareholder could sell shares of the Company's stock.

Compensation Committee Report

         The Compensation Committee is composed of two independent non-employee directors. The committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to all managers of the Company. The following report represents the actions of the committee regarding compensation paid to the executive officers during fiscal year 1997.

         The Company's compensation programs are designed to link executives' compensation to the performance of the Company and provide competitive compensation for executives. The compensation plan consists of annual incentive awards and equity-based incentives. Annual incentive awards are granted based on corporate financial performance and individual performance. Equity- based compensation is used to build shareholder value and motivate executive behavior over the long-term. These types of compensation aid in attracting and retaining the executive talent needed to ensure the continued success of the Company.

         The compensation plan for the executives of the Company is comprised of two elements: 1) an annual component, i.e. base salary and annual bonus and 2) a long-term component, i.e., stock options. The policies regarding each of these elements, as well as the basis for determining the compensation of the Chairman of the Board and CEO, Mr. Jenkins, are described below.

1)       Annual Component:  Base Salary and Annual Bonus

         Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it to other executive officer positions in the local marketplace and similar positions in competitive engineering firms of the same size. These salaries are reviewed annually and are adjusted based on the Company's performance and the individual's contribution to that performance.

         The Key Employee Performance Bonus Program links compensation to the performance of the Company. A percentage of pre-tax profits is allocated to the bonus fund. There are no minimum or maximum award amounts for an individual participant, but the total of all participants' awards is generally limited to the fund amount. Bonuses may be distributed in either cash or stock or some combination of both.

2)  Long-Term Component:  Stock Options

         To align shareholders' and executive officers' interest, the long-term compensation plan uses stock option grants whose value is related to the value of Company common shares. Grants of stock options are made under the 1991 Incentive Stock Option Plan and 1991 Nonqualified Stock Option Plan; the plans which were approved by the shareholders.

         The committee determines the number of shares subject to grant, exercise, price, duration and other terms and conditions of each grant. Stock options are exercisable up to ten years from the grant date. Such stock options provide incentive for the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless appreciation in the price of Company common shares occurs over a specified number of years.

         The details regarding specific provisions of annual and long-term compensation components described above apply to all senior managers of the Company including the named officers.

CEO Compensation

         During fiscal year 1997, the Company's most highly compensated officer was Leerie T. Jenkins, Jr., Chairman of the Board and CEO. Mr. Jenkins' performance was reviewed by the committee as it related to the annual and long-term component of his compensation.

         Both the annual and long-term components are based in part on the Company's financial performances, realizing business development goals and overall company growth for the fiscal years involved. Base pay for Mr. Jenkins increased approximately 17% during fiscal year 1997. Mr. Jenkins also received a $15,000 cash bonus.

         The committee has concluded that Mr. Jenkins' performance warrants the compensation for fiscal year 1997 as reflected in the Summary Compensation Table.

                              The Compensation Committee

                              David E. Thomas Jr., Chairman
                              Alexander P. Zechella

         II. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The  Board of  Directors  has  selected  Deloitte  & Touche  LLP as the
Company's independent auditors for the fiscal year ending March 31, 1998, subject to ratification by the shareholders. Deloitte & Touche LLP has audited the Company's books for many years. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

The Board recommends a vote FOR ratification of the selection of Deloitte & Touche LLP.


              III. APPROVAL OF THE REYNOLDS, SMITH AND HILLS, INC. AMENDED AND RESTATED 1991 INCENTIVE STOCK OPTION PLAN

         On May 20, 1997, the Board of Directors of the Company amended the Reynolds, Smith and Hills, Inc. 1991 Incentive Stock Option Plan (the "ISO Plan"). The amendments will principally (i) increase the number of shares authorized and issuable pursuant to the plan; (ii) allow the Board to delegate administration of the plan to a committee; (iii) add a provision that terminates an option in the event the optionee's employment is terminated for cause; (iv) add a provision that allows cashless exercises; (v) require shareholder approval when such approval is required to preserve the incentive stock option status of options granted pursuant to the plan; and (vi) add an indemnification provision.

         Under the ISO Plan, the Company has the authority to grant employees of the Company or its subsidiaries incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In order for the Company to issue ISOs, shareholder approval of the plan and certain material amendments is required under both the Code and the ISO Plan. Accordingly, at the Annual Meeting, the ISO Plan, as amended, is being submitted to the shareholders for their approval so that the Company may issue such ISOs.

Increase in the Number of Shares Issuable Under the ISO Plan

         The Board of Directors has amended Section 2(a) of the ISO Plan to increase the number of shares issuable under the ISO Plan from 50,000 to 100,000. As of May 30, 1997, options to purchase 43,700 shares of Common Stock were outstanding under the ISO Plan at a weighted average exercise price of $11 per share. The Board of Directors believes that it is in the best interest of the Company to enable employees of the Company and its subsidiaries to acquire a proprietary interest in the Company and to encourage those persons upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business.

Termination of Option when Optionee is Terminated for Cause

         The ISO Plan currently treats an optionee whose employment is terminated for cause the same as an optionee whose employment is terminated without cause. In either case, the option may be exercised within three months after the date of termination. The Board of Directors has amended Section 4(d) of the ISO Plan to shorten the period during which an optionee who has been terminated for cause may exercise an option. An option granted pursuant to the ISO Plan, as amended, held by a person terminated for cause will terminate immediately, except that the Board of Directors may extend the exercise period of such option for a period of up to 30 days. The Board of Directors believes that it is in the best interest of the Company to limit the proprietary interest in the Company of persons who are terminated for cause.

Cashless Exercise Feature

         The Board of Directors has amended Section 4(e) of the ISO Plan to allow option exercises in a variety of forms, including cash payment and cashless exercise through a broker, through delivery of a promissory note, through the surrender of shares already held by the optionee or with shares withheld from the shares otherwise deliverable to the optionee upon exercise of the option, or any combination of the foregoing. The Board of Directors believes that it is in the best interest of the Company and its stockholders to amend the ISO Plan to provide the Board of Directors (and any committee administering the ISO Plan) with greater flexibility in the manner in which they may allow those employees upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.

Indemnification Provision

         The Board of Directors amended the ISO Plan to add a new Section 7 which adds an indemnification provision that protects members of the Board of Directors who administer the ISO Plan. The Board of Directors believes that it is in the best interest of the Company to encourage members of the Board of Directors to serve on any committee appointed to administer the plan.

Section 16 Changes

         Effective August 1996, the Securities and Exchange Commission (the "Commission") amended its rules under Section 16 of the Securities Exchange Act of 1934 to relax a number of the regulatory requirements which previously applied to stock option plans. The ISO Plan, as amended, provides the Board of Directors with the added flexibility that is permitted under the Commission's new rules and makes certain other technical changes which are permitted under the amended rules.

         The Board of Directors has amended Sections 3 and 6 of the ISO Plan to eliminate the requirement that the plan be administered by a committee consisting solely of two or more disinterested directors, as defined by Rule 16b-3, and to require shareholder approval of plan amendments only when required to preserve the incentive stock option status of options granted pursuant to the ISO Plan.

         The Board of Directors believes that it is in the best interest of the Company and its stockholders to amend the ISO Plan to provide the Board of Directors (and any committee administering the plan) with greater flexibility in the manner in which they may allow those employees upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.

Summary of the Amended and Restated Reynolds, Smith and Hills, Inc. 1991 Incentive Stock Option Plan

         The following summary outlined below is qualified in its entirety by reference to the full text of the Amended and Restated Reynolds, Smith and Hills, Inc. 1991 Incentive Stock Option Plan. A copy of such plan is available upon request from the Company.

         Purpose of the ISO Plan. The purpose of the ISO Plan is to enable the Company to attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries through the grant of options to purchase Common Stock of the Company. The ISO Plan provides for the grant to employees of the Company and its subsidiaries of incentive stock options to purchase shares of the Common Stock of the Company.

         Major Provisions of the ISO Plan. The major provisions of the ISO Plan are as follows:

         Eligibility: The persons who are eligible to receive awards pursuant to the ISO Plan are employees of the Company or its subsidiaries.

         Administration: The Board of Directors administers the ISO Plan, but it is authorized to delegate to a committee of its members or to any officer of the Company any or all of its authority under the plan. The Board has the authority under the ISO Plan to determine and designate those employees of the Company and any of its subsidiaries to whom options are to be granted and to determine the number of shares, the exercise price, vesting schedule and other terms of the option. References in this discussion of the ISO Plan to the Board of Directors shall be deemed to include any committee or person whom the Board of Directors designates to administer the ISO Plan.

         Option Price: The Board of Directors has the authority to determine the exercise price per share of the options granted pursuant to the ISO Plan provided that the price will be equal to the Fair Market Value (as defined in the ISO Plan) of a share of Common Stock on the date of grant. Payment for shares of Common Stock purchased upon exercise of an option shall be made in cash or by optionee's personal check, certified check or bank draft or, in the Committee's discretion determined at the time of the grant: (i) in shares of Common Stock owned by the optionee or with shares of Common Stock withheld from the shares otherwise deliverable to the optionee upon exercise of such option;
(ii) by delivery of an irrevocable direction to a securities broker to sell shares of Common Stock and deliver all or a portion of the proceeds to the Company in payment for the Common Stock; (iii) by delivery of the optionee's promissory note; or (iv) in any combination of the foregoing.

         Nontransferability: No option granted under the ISO Plan may be transferred or assigned. In addition, during the lifetime of the optionee, options awarded under the ISO Plan may be exercised only by such person or by such person's guardian or legal representative.

         Amendment or Termination of the ISO Plan: The Board of Directors may terminate and in any respect amend or modify the ISO Plan, except that shareholder approval is required whenever necessary to preserve the ISO treatment of options granted pursuant to the ISO Plan.

Tax Treatment of Incentive Stock Options

         Under the Code, an employee generally recognizes no regular taxable income as the result of the grant or exercise of an ISO. However, an amount equal to the difference between the Fair Market Value of the stock on the date of exercise and the exercise price will be treated as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

         The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

         Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

         If any optionee disposes of shares acquired upon issuance of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the Fair Market Value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition.

         The optionee also will recognize capital gain on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain if the shares with respect to which such gain or loss is realized have been held for more than twelve months.

               IV. APPROVAL OF THE REYNOLDS, SMITH AND HILLS, INC.
            AMENDED AND RESTATED 1991 NONQUALIFIED STOCK OPTION PLAN

         On May 20, 1997, the Board of Directors of the Company amended the Reynolds, Smith and Hills, Inc. 1991 Nonqualified Stock Option Plan (the "NSO Plan"). The amendments will principally (i) reduce the number of shares authorized and issuable pursuant to the plan; (ii) allow the Board to delegate administration of the plan to a committee; (iii) add a provision that terminates an option in the event the optionee's employment is terminated for cause; (iv) add a provision that allows cashless exercises; (v) allow the Board of Directors to amend the plan; and (vi) add an indemnification provision.

Reduce the Number of Shares Issuable Under the NSO Plan

         The Board of Directors has amended Section 2 of the NSO Plan to reduce the number of shares issuable under the NSO Plan from 100,000 to 50,000. As of May 30, 1997, no options to purchase shares of Common Stock were outstanding under the NSO Plan. The Board of Directors believes that it is in the best interest of the shareholders of the Company to reduce the number of shares issuable under the NSO Plan by the amount that it proposes to increase the number of shares issuable under the ISO Plan.

Termination of Option when Optionee is Terminated for Cause

         The NSO Plan currently treats an optionee whose employment is terminated for cause the same as an optionee whose employment is terminated without cause. In either case, the option may be exercised within three months after the date of termination. The Board of Directors has amended Section 4(d) of the NSO Plan to shorten the period during which an optionee who has been terminated for cause may exercise an option. An option granted pursuant to the NSO Plan, as amended, held by a person terminated for cause will terminate immediately, except that the Board of Directors may extend the exercise period of such option for a period of up to 30 days. The Board of Directors believes that it is in the best interest of the Company to limit the proprietary interest in the Company of persons who are terminated for cause.

Cashless Exercise Feature

         The Board of Directors has amended Section 4(e) of the NSO Plan to allow option exercises in a variety of forms, including cash payment and cashless exercise through a broker, through delivery of a promissory note, through the surrender of shares already held by the optionee or with shares withheld from the shares otherwise deliverable to the optionee upon exercise of the option, or any combination of the foregoing. The Board of Directors believes that it is in the best interest of the Company and its stockholders to amend the NSO Plan to provide the Board of Directors (and any committee administering the NSO Plan) with greater flexibility in the manner in which they may allow those employees upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.

Indemnification Provision

         The Board of Directors amended the NSO Plan to add a new Section 7 which adds an indemnification provision that protects members of the Board of Directors who administer the NSO Plan. The Board of Directors believes that it is in the best interest of the Company to encourage members of the Board of Directors to serve on any committee appointed to administer the plan.

Section 16 Changes

         The Board of Directors has amended Sections 3 and 6 of the NSO Plan to eliminate (i) the requirement that the plan be administered by a committee consisting solely of two or more disinterested directors, as defined by Rule 16b-3, and (ii) the requirement that plan amendments be approved by the shareholders.

         The Board of Directors believes that it is in the best interest of the Company and its stockholders to amend the NSO Plan to provide the Board of Directors (and any committee administering the plan) with greater flexibility in the manner in which they may allow those employees upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.

Summary of the Amended and Restated Reynolds, Smith and Hills, Inc. 1991 Nonqualified Stock Option Plan

         The following summary outlined below is qualified in its entirety by reference to the full text of the Amended and Restated Reynolds, Smith and Hills, Inc. 1991 Nonqualified Stock Option Plan. A copy of such plan is available upon request from the Company.

         Purpose of the NSO Plan. The purpose of the NSO Plan is to enable the Company to attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries through the grant of options to purchase Common Stock of the Company.

         Major Provisions of the NSO Plan. The major provisions of the NSO Plan are as follows:

         Eligibility: The persons who are eligible to receive awards pursuant to the NSO Plan are employees of the Company or its subsidiaries.

         Administration: The Board of Directors administers the NSO Plan, but it is authorized to delegate to a committee of its members or to any officer of the Company any or all of its authority under the plan. The Board has the authority under the NSO Plan to determine and designate those employees of the Company and any of its subsidiaries to whom options are to be granted and to determine the number of shares, the exercise price, vesting schedule and other terms of the option. References in this discussion of the NSO Plan to the Board of Directors shall be deemed to include any committee or person whom the Board of Directors designates to administer the NSO Plan.

         Option Price: The Board of Directors has the authority to determine the exercise price per share of the options granted pursuant to the NSO Plan. Payment for shares of Common Stock purchased upon exercise of an option shall be made in cash or by optionee's personal check, certified check or bank draft or, in the Committee's discretion determined at the time of the grant: (i) in shares of Common Stock owned by the optionee or with shares of Common Stock withheld from the shares otherwise deliverable to the optionee upon exercise of such option; (ii) by delivery of an irrevocable direction to a securities broker to sell shares of Common Stock and deliver all or a portion of the proceeds to the Company in payment for the Common Stock; (iii) by delivery of the optionee's promissory note; or (iv) in any combination of the foregoing.

         Nontransferability: No option granted under the NSO Plan may be transferred or assigned. In addition, during the lifetime of the optionee, options awarded under the NSO Plan may be exercised only by such person or by such person's guardian or legal representative.

         Amendment or Termination of the NSO Plan: The Board of Directors may terminate and in any respect amend or modify the NSO Plan.

Tax Treatment of Nonqualified Stock Options

         An optionee generally recognizes no taxable income as the result of the grant of any nonqualified stock option ("NQSO"), assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then Fair Market Value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of an NQSO.

         The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee.

         Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the Fair Market Value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than twelve months.


               V. APPROVAL OF THE REYNOLDS, SMITH AND HILLS, INC.
               AMENDED AND RESTATED 1991 EMPLOYEE STOCK BONUS PLAN

         On May 20, 1997, the Board of Directors of the Company amended the Reynolds, Smith and Hills, Inc. 1991 Employee Stock Bonus Plan (the "Bonus Plan"). The amendments will principally (i) allow the Board to delegate administration of the Bonus Plan to a committee; (ii) allow the Board of Directors to amend the Bonus Plan; and (iii) add an indemnification provision.

Section 16 Changes

         The Board of Directors has amended Sections 3 and 11 of the Bonus Plan to eliminate (i) the requirement that the plan be administered by a committee consisting solely of two or more disinterested directors, as defined by Rule 16b-3, and (ii) the requirement that plan amendments be approved by the shareholders.

         The Board of Directors believes that it is in the best interest of the Company and its stockholders to amend the Bonus Plan to provide the Board of Directors (and any committee administering the plan) with greater flexibility in the manner in which they may allow those employees upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.

Indemnification Provision

         The Board of Directors amended the Bonus Plan to add a new Section 12 which adds an indemnification provision that protects members of the Board of Directors who administer the Bonus Plan. The Board of Directors believes that it is in the best interest of the Company to encourage members of the Board of Directors to serve on any committee appointed to administer the plan.

Summary of the Amended and Restated Reynolds, Smith and Hills, Inc. 1991 Employee Stock Bonus Plan

         The following summary outlined below is qualified in its entirety by reference to the full text of the Amended and Restated Reynolds, Smith and Hills, Inc. 1991 Employee Stock Bonus Plan. A copy of such plan is available upon request from the Company.

         Purpose of the Bonus Plan. The purpose of the Bonus Plan is to enable the Company to reward outstanding service and to attract and retain persons of ability as employees of the Company and its subsidiaries. The number of shares of Common Stock of the Company issuable under the Bonus Plan is 50,000, and 11,000 shares of Common Stock had been awarded pursuant to the Bonus Plan as of May 30, 1997.

         Major Provisions of the Bonus Plan. The major provisions of the Bonus Plan are as follows:

         Eligibility: The persons who are eligible to receive awards pursuant to the Bonus Plan are employees of the Company or its subsidiaries.

         Administration: The Board of Directors administers the Bonus Plan, but it is authorized to delegate to a committee of its members or to any officer of the Company any or all of its authority under the plan. The Board has the authority under the Bonus Plan to determine and designate those employees of the Company and any of its subsidiaries to whom shares are to be granted and to determine the number of shares, vesting schedule and other terms of the grant. References in this discussion of the Bonus Plan to the Board of Directors shall be deemed to include any committee or person whom the Board of Directors designates to administer the Bonus Plan.

         Nontransferability: The right to receive stock under the Bonus Plan may not be transferred or assigned.

         Amendment or Termination of the Bonus Plan: The Board of Directors may terminate and in any respect amend or modify the Bonus Plan.


                               VI. OTHER BUSINESS

         The Company does not know of any business to be presented at the meeting other than as set forth above. However, if any other business comes before the meeting, it is intended that the holders of proxies solicited hereby will vote in accordance with their best judgement.

Shareholder Proposals for Next Annual Meeting

         Any shareholder proposal intended to be presented at the 1998 Annual Meeting of Shareholders should be sent to the Company, Attention: Corporate Secretary, and must be received no later than February 20, 1998.

Annual Report on Form 10-K

         On or about June 20, 1997, the Company's 1997 Annual Report on Form 10-K for the fiscal year ended March 31, 1997 was mailed to all shareholders of record through the close of business on June 20, 1997.






                    *****************************************

                         REYNOLDS, SMITH AND HILLS, INC.

                                    P R O X Y

            This Proxy Solicited on Behalf of the Board of Directors

        Annual Meeting of Shareholders to be held Thursday, July 24, 1997

The undersigned hereby appoints Leerie T. Jenkins, Jr. and David K. Robertson, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock of Reynolds, Smith and Hills, Inc. held of record by the undersigned on June 20, 1997 at the annual meeting of shareholders to be held on Thursday, July 24, 1997 or any adjournment thereof.

1.       Election of Directors.

         ________ For all nominees listed below (except as marked to the contrary below).

         ________          Withhold  authority to vote for all  nominees  listed
                                                           ---
                           below.

         Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

                       L. Jenkins; D. Robertson; D. Cole;
                       R. Ratliff; D. Thomas; A. Zechella

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending March 31, 1998.

         _____________For _____________Against _____________Abstain

3. Proposal to ratify amendments to the Company's Amended and Restated 1991 Incentive Stock Option Plan and the reservation of 50,000 additional shares of the Company's Common Stock for issuance of options under such plan.

         _____________For _____________Against _____________Abstain

4. Proposal to ratify amendments to the Company's Amended and Restated 1991 Nonqualified Stock Option Plan and the reduction of 50,000 shares of the Company's Common Stock reserved for issuance of options under such plan.

         _____________For _____________Against _____________Abstain

5. Proposal to ratify amendments to the Company's Amended and Restated 1991 Employee Stock Bonus Plan.

         _____________For _____________Against _____________Abstain

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

Signature______________________________________Date_______________

Signature______________________________________Date_______________

When signing as Attorney, Administrator, Guardian or Trustee please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership name, please sign by authorized person.

This proxy when executed will be voted in the manner directed herein by the shareholders. If no direction is made, this proxy will be voted FOR all proposals.